EXHIBIT 21

                      SUBSIDIARIES OF THE REGISTRANT

                                                              Percentage
                                                              of voting
                                                              securities
                                 Incorporated                  owned by
                                  under the                   immediate
Name                               laws of          Parent      Parent
----                             ------------       ------    ---------

CompuDyne Corporation *             Nevada        Registrant

SYSCO Security Systems, Inc.*       Nevada      CompuDyne Corp.  100%

CompuDyne Corp. of Maryland *       Maryland    CompuDyne Corp.  100%

Quanta Systems Corporation *        Connecticut CompuDyne Corp.  100%

CompuDyne, Inc.**                   Delaware    CompuDyne Corp.  100%

CorrLogic, Inc. *                   Nevada      CompuDyne Corp.  100%

Norment Security Group, Inc. *      Delaware    CompuDyne Corp.  100%

Norshield Corporation  *            Alabama     CompuDyne Corp.  100%

Norment Industries S.A. (Pty) Ltd.  South Africa   Norment       100%

Fiber SenSys, Inc. *                Oregon      SYSCO Security   100%
                                                 Systems, Inc.

New Tiburon, Inc. *                 Virginia    CompuDyne Corp.  100%

                               ___________________


  Note: * All subsidiaries of the Registrant as of December 31, 2001, are included in the consolidated financial statements of the Registrant.
        **  CompuDyne, Inc. filed for petition in bankruptcy on December
            31, 1991.